SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________


       Date of Report (date of earliest event reported):  MARCH 15, 2005


                              PSB HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


        WISCONSIN                   0-26480                   39-1804877
     (State or other           (Commission File              (IRS Employer
     jurisdiction of                Number)                 Identification
     incorporation)                                             Number)

                            1905 W. STEWART AVENUE
                               WAUSAU, WI 54401
         (Address of principal executive offices, including Zip Code)

                                (715) 842-2191
              Registrant's telephone number, including area code

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

   * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                   INFORMATION TO BE INCLUDED IN THE REPORT


SECTION 1 -  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 15, 2005, the Board of Directors (the "Board") of the Company's bank subsidiary (the "Bank") approved certain amendments to the Bank's Executive Deferred Compensation Plan.

SALARY DEFERRALS AND MATCHING CONTRIBUTIONS

      The plan provides that executive officers may defer up to 20% of their annual base salaries and receive a matching contribution in an amount to be determined each year by the Bank. As previously announced by the Company, the Board set deferral and matching contribution percentages under the plan for 2005 as follows:

      (1)   Maximum deferral (% of base salary) - 20%;

      (2)   Bank matching contribution - 20% of first 15% of salary deferred.

SUPPLEMENTAL AND INCENTIVE CONTRIBUTIONS

      Under the amendment adopted March 15, David K. Kopperud and David A. Svacina will receive an annual supplemental contribution equal to 10% and 2%, respectively, of their base salary. In addition, each such officer will be entitled to receive an annual incentive contribution based on average asset growth over the prior year as determined in accordance with the following:

      Mr. Kopperud:

   Average Asset Growth
                                  Percentage
From              To              Incentive
                          Contribution of Salary
 7.5%            8.4%             2.00%
 8.5%            9.4%             6.00%
 9.5%           10.4%            12.00%
10.5%           11.4%            20.00%
11.5%           12.4%            28.00%
12.5%           And up           36.00%

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

      Mr. Svacina:

       Average Asset Growth
                                 Percentage
From             To              Incentive
                          Contribution of Salary
 7.5%            8.4%           2.00%
 8.5%            9.4%           4.00%
 9.5%           10.4%           8.00%
10.5%           11.4%          12.00%
11.5%           12.4%          16.00%
12.5%           And up         20.00%

Mr. Kopperud and Mr. Svacina will be eligible for the supplemental and incentive contributions each year through the year in which they attain age 65.

VESTING AND DISTRIBUTION

      Accounts and Interest. Deferrals made by the participant, the Bank's matching contribution, if any, and supplemental and incentive contributions will be credited to the participant's unfunded account. The account will also be credited with interest on the balance credited to the account at an annual rate equal to 50% of the Bank's return on equity for the prior year, but the interest rate shall never be less then 0% nor more than 10%.

      Distribution of Accounts - General. Each participant other than Mr. Kopperud and Mr. Svacina will be entitled to receive payment of his account at his termination of employment; provided, however, that the Bank's matching contribution (and interest attributable thereto) will be subject to forfeiture in the event of termination of employment for a reason other than death, disability, or retirement (at age 65 or later, or, early retirement at age 55 or later if employed at least 15 years with 5 years of participation in the plan), or upon a change of control. Matching contributions are subject to class vesting of each year's matching contribution (and interest attributable thereto) at the rate of 20% per year.

      Distribution of Mr. Kopperud's and Mr. Svacina's Accounts. Mr. Kopperud and Mr. Svacina will each be entitled to receive payment of his account at his termination of employment; provided, however, that the Bank's matching contribution (and interest attributable thereto) will be subject to forfeiture in the event of termination of employment for a reason other than death, disability, or retirement (attainment of age 62), or upon a change of control. Matching contributions are subject to class vesting of each year's matching contribution (and interest attributable thereto) at the rate of 20% per year.

      Distributions. Vested amounts will be distributed to the participant in installments over a period not in excess of 15 years as elected by the participant. Accounts in pay status will be credited with interest at an annual rate of 7.5% per annum on the unpaid balance.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PSB HOLDINGS, INC.



Date:  March 21, 2005               By:    SCOTT M. CATTANACH
                                           Scott M. Cattanach
                                           Treasurer
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